As filed with the Securities and Exchange Commission on June 20, 2024

Registration No. 333-280285

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S‑8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	46-1814729
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3651 Lindell Road, Suite D131 Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

 ___________

GOLDEN MATRIX GROUP, INC. 2023 EQUITY INCENTIVE PLAN

(Full title of the plan)

Anthony Brian Goodman

Chief Executive Officer

Golden Matrix Group, Inc.

3651 Lindell Road, Suite D131

Las Vegas, Nevada 89103

(Name and address of agent for service)

(702) 318-7548

(Telephone number, including area code, of agent for service)

Copy to:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Telephone: (713) 524‑4110

Facsimile: (713) 524‑4122

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non‑accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed solely to correct the hyperlink to the Registrant’s Current Report on Form 8-K/A, filed with the Securities and Commission (the “SEC” or the “Commission”) on April 4, 2024, contained in Part II, Item 3 of the Registration Statement on Form S-8 (File No. 333-280285) filed by the Registrant with the SEC on June 18, 2024 (the “Original Filing”). Except as described herein, this Post-Effective Amendment No. 1 does not update, amend or modify any other information, statement or disclosure contained in the Original Filing.

In this Post-Effective Amendment No. 1, Golden Matrix Group, Inc. is sometimes referred to as “Registrant,” “Company”, “we,” “us” or “our.”

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Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by the Company are incorporated by reference into this registration statement on Form S-8 (the “Registration Statement”) and are made a part hereof:

(a)	The Company’s Annual Report on Form 10-K for the year ended October 31, 2023, filed with the SEC on January 17, 2024 (File No. 001-41326)(the “Annual Report”);

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2024 filed with the SEC on March 14, 2024 (File No. 001-41326);

(c)

The Company’s Current Reports on Form 8-K and 8-K/A (other than information furnished rather than filed) filed with the SEC on January 24, 2024; March 20, 2024; April 4, 2024; April 9, 2024; April 11, 2024; May 7, 2024; May 10, 2024; May 20, 2024; and June 4, 2024 (File No. 001-41326);

(d)

The description of the Company’s Common Stock contained in our Annual Report, as Exhibit 4.2 (File No. 001-41326), including any amendment or report filed for the purpose of updating such description; and

(e)

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (a) above.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of filing this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada on the 20th day of June 2024.

GOLDEN MATRIX GROUP, INC.

/s/ Anthony Brian Goodman
By:	Anthony Brian Goodman, President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

/s/ Anthony Brian Goodman	President, Chief Executive Officer,	June 20, 2024
Anthony Brian Goodman	Secretary, Treasurer, and Chairman of the Board of Directors
(Principal Executive Officer)

*	Chief Financial Officer and Chief Compliance Officer	June 20, 2024
Omar Jimenez	(Principal Financial/Accounting Officer)

*	Chief Operating Officer and Director	June 20, 2024
Weiting ‘Cathy’ Feng

*	Director	June 20, 2024
Thomas E. McChesney

*	Director	June 20, 2024
Murray G. Smith

*	Director	June 20, 2024
William Scott

* By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Attorney-in-fact

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